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                            ADMINISTRATIVE AGREEMENT

                                     between
               UNITED STATES ENVIRONMENTAL PROTECTION AGENCY (EPA)
                                       and
                 CET ENVIRONMENTAL SERVICES, INCORPORATED (CET)

                             EPA Case No. 99-0077-00

                                    PURPOSE

     This agreement is being made between the EPA and CET in order to provide EPA with certain assurances during the course of a Federal investigation concerning CET's claims for costs associated with the performance of services on various EPA contracts.

     This agreement describes the conditions under which EPA will terminate its suspension of CET, and what assurances CET will provide to protect the Government's interests on an interim basis, pending development and definition of the investigation(s) and/or audits that form the bases for EPA's August 10, 1999 suspension of CET.

     It is understood by EPA and CET that this agreement is not a final resolution of any issue involved in this matter. Nor does this constitute a resolution of matters that may be pending before any other government agency. At any time if the information available to the Debarring Official, or the circumstances, change, the Debarring Official may reinstate CET's suspension.

     Nothing in this agreement is to be construed as a finding by the Debarring Official or an admission by CET that any amounts in question under CET's contracts with EPA are due the Agency, or that CET has engaged in misconduct for which criminal prosecution, civil recovery, or administrative debarment action is warranted. This agreement recognizes that the allegations that constitute the bases for EPA's suspension are subject to further definition and factual development during the ongoing investigation, or are yet to be resolved by audit resolution. By signing and abiding by this agreement, CET wishes to affirmatively demonstrate its willingness to cooperate with the audits and investigation, and to secure important Government business interests pending resolution of the matters so as to obviate EPA's need to impose suspension to protect those interests.


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                                    RECITALS

     On July 30, 1999, the EPA Suspension and Debarment Division (SDD) filed a request for suspension of CET alleging that CET had engaged in intentional misconduct with respect to billing EPA for services provided under various EPA contracts. The SDD made other allegations with respect to CET's billing and accounting system, and CET's lack of cooperation with Federal authorities during the course of the audits and investigation.

     On August 10, 1999, the EPA Debarring Official suspended CET, having made an initial finding that the information presented by the SDD constituted adequate evidence that a cause for debarment may exist and that immediate action was necessary to protect procurement and assistance interests of the Federal Government.

     The United States Attorney's Office for the Western District of Washington requested that the Debarring Official not engage in fact-finding as to disputed material facts pursuant to 40 CFR Section 32.412(b)(l)(ii).

     On September 13, 1999, CET's President and Controller personally appeared with counsel and presented matters in opposition to the suspension before the EPA Debarring Official at proceedings conducted by EPA Hearing Officer, Mr. Stanley Stocker-Edwards.

     As part of its presentation in opposition to the suspension, CET provided relevant information concerning the SDD's allegations, and made certain assurances(1) and other offers to protect the Government's interests. After considering all information in the suspension record available at this time, the Debarring Official has determined that it is appropriate to terminate CET's suspension upon CET's willingness to adhere to its offers and cooperate fully with all Federal and other authorities investigating the matter(2), and to take other actions described in this agreement.

---------------

     (1) As part of its presentation, CET stated that it would not use the services of its former Vice President, Mr. John Hopkins, as either a CET employee or contract consultant on any Government contract until allegations concerning his conduct in the matter have been resolved and addressed.

     (2) During final submissions, SDD counsel raised questions concerning certain filings made by CET to the Internal Revenue Service (IRS) and the Securities and Exchange Commission (SEC). Although the Debarring Official finds no evidence in the record to conclude impropriety on the part of CET, CET has agreed to cooperate fully with the IRS and SEC in any inquiry those agencies may conduct concerning those issues.


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                                     TERMS

1. COOPERATION. CET agrees to cooperate fully with any Federal, State or other government officials investigating, auditing, or otherwise reconciling claims involved in this matter. Cooperation includes providing immediate access to CET facilities, documents or other information (regardless of how such information was recorded, stored, reported or translated), at reasonable times and in reasonable business settings so as to assist government officials in ascertaining CET's costs, accounting, billing or other business policies and practices related to the issues forming the bases of CET's August 10th suspension. This provision includes records related to appeals under the disputes clause, or settlement of any claims under the contract(s) concerned, whether or not those claims have been finally resolved.

2. ACCESS TO RECORDS. CET agrees to provide immediate access to, records and information it has, controls, or is responsible for, without the government having to issue subpoenas or other compulsory process to obtain information and data. CET will ensure that any documents or other forms of information requested by a government office or official are delivered and received in accordance with the request. CET understands that this includes giving the government access to its software for government officials to obtain, inspect and interpret data within CET's computer files, if legally permissible.

3. EMPLOYEE INTERVIEWS. CET agrees to provide the government with unrestricted access to its current employees for interviews, and will not impede access to former employees. Nothing in this obligation shall be deemed to require CET to take any action beyond that of providing reasonable access to employees, and CET will not advise, direct or otherwise influence any current or former employee with respect to any statement made, or to be made, to the government, except as may be legally appropriate in order to provide legal representation to CET.

4. SUBCONTRACTS. While under the obligations of this agreement, CET agrees to include the obligations in paragraphs 1-3 above, in any of its future subcontracts that are cost-reimbursement, incentive, time and materials, or labor-hour type contracts (or any combination of these) that require data for submission into the financial and technical progress reports.

5. FINANCIAL RESERVE. CET agrees that OAM may establish a reserve amount of SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00), pending completion of the investigation and/or resolution of the audits concerning this matter. Such amount shall consist of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) from current and future EPA invoices that are otherwise due and payable but have not yet been paid and a FIFTEEN PERCENT (15%) withholding of the estimated base fee and determined award fee. Should the AM Director determine the current invoices plus the 15 percent withholding

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     to be insufficient to cover the total reserve amount under this paragraph, the OAM Director must notify CET of any deficiency, and CET agrees to retain in its own books of account a set-aside of such sums from its earnings and profits, sale of assets, other income realized, restructure of its debts, or deferred payment of dividends or compensation, in order to fund the reserve balance as security against potential claims arising from the investigation and/or audits that formed the bases for CET's suspension. If at any time during the investigation and/or pending resolution of the audits in this matter, the OAM Director determines that a greater or lesser reserve is necessary, the OAM Director, after consulting with the Debarring Official, shall notify CET and the reserve amount under this paragraph shall be adjusted accordingly. If CET is required to retain a set-aside to meet an adjusted total reserve under this paragraph, and if that total reserve is subsequently decreased, in determining any balance due CET, such balance shall be satisfied first from the CET set-aside. Any remaining balance due CET may be paid to CET with interest due according to applicable rates as determined by the U.S. Department of the Treasury. In no event shall any amount retained by OAM as part of the reserve under this paragraph, or held by CET as a set-aside to meet the adjusted total reserve, be regarded as a failure by the Government to comply with the requirements of the Prompt Payment Act, and interest penalties will not accrue on any part of the total reserve retained by OAM or set-aside by CET.

6. DAILY REPORTS. CET agrees to comply with any directive or other guidance issued by EPA after the effective date of this agreement to clarify CET's obligations to submit estimated or actual daily usage and cost information on any Emergency Response contract.

7. SUBMISSION OF INVOICES. CET shall generate invoices only from its job cost accounting system. CET shall submit all EPA contract invoices for audit review and approval by the cognizant Defense Contract Audit Agency office prior to submission for payment by EPA. The terms of such reviews are subject to specifications as defined by the EPA Financial Administrative Contracting Officer responsible for negotiation of CET's indirect cost rates.

8. ASSURANCE AGAINST DIVERSION OF INCOME/ASSETS. From the date of this agreement until relieved of this obligation by the Debarring Official, CET shall not transfer income or assets of the corporation, delay the recognition or realization of any income, incur unnecessary debt to any officer or director, or make other payment of dividends or pay excessive compensation to any officer, director, manager or their relatives with the intent to place corporate assets or income beyond the reach of the Federal Government to satisfy potential claims that may arise from the investigation or audits that are the subject of EPA's suspension. Any such action that results in the inability of the EPA to satisfy its contract claims for reimbursement of losses against CET's assets and income may be regarded by the EPA and CET as an ultra vires act for which EPA or the United States may seek contribution from CET's corporate officers and directors. CET shall notify the EPA Debarring Official in the event it plans to reorganize itself, transfer or sell any of its assets, or increase compensation or fringe benefit payments to its officers or directors, declare unusual dividends, or take other action that will significantly change the value of assets available to satisfy potential claims under this


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     paragraph. CET shall inform any potential purchaser of its assets, or any portion of its assets, of the existence of this agreement, and that any such sale/purchase is subject to the terms of this agreement.

9. TERMINATION OF FUTURE CONTRACTS, SUBCONTRACTS OR OTHER AWARDS. If EPA determines that any serious misconduct occurs within CET in its accounting and/or submission of invoices, or services provided to any Federal agency or other person during performance of duties under a Government-funded contract or assistance award during the existence of this agreement, CET's contract, subcontract or award may be immediately terminated for cause, and without cost to the Government, its contractor, or any assistance participant.

10. FAILURE TO ADHERE TO THIS AGREEMENT. If CET fails to comply with its obligations under this agreement in any material respect, the EPA Debarring Official may unilaterally terminate the agreement and reinstate CET's suspension upon the original cause(s) for action, and for material breach of the provisions of this agreement. In such event, the EPA Debarring Official will provide CET with appropriate notice and an opportunity to contest the action in accordance with 40 CFR Part 32.

11. TERMINATION OF CET'S SUSPENSION. Upon execution of this agreement by the EPA Debarring Official and CET's representative(s), EPA shall immediately terminate CET's suspension and notify the General Services Administration
     (GSA) to remove CET's name, address and entry from the GSA List of Parties Excluded from Federal Procurement and Non-procurement Programs. Upon execution of this agreement by the parties, CET shall be eligible to bid for, receive, and perform any Federal contract or subcontract, or participate in any assistance, loan or benefit without restriction, except as may be required by law or regulation, this agreement, or the terms of a particular contract, subcontract or nonprocurement award or transaction.

12. RELEASE. CET agrees to release and hold harmless any agency of the United States, or officials acting on its behalf in their official or personal capacity, from any damages and claims CET may otherwise believe it is entitled to pursue as a result of its suspension by EPA.

13. MODIFICATION OR TERMINATION OF THIS AGREEMENT. The terms of this agreement may be modified by CET and the EPA Debarring Official at any time in accordance with information developed during the Government's investigation and/or audits. If at any time, CET desires to conclude the administrative suspension/debarment matters as part of a comprehensive settlement, CET may apply to the Debarring Official for termination, modification or other adjustment of this agreement as a final settlement in accordance with a comprehensive resolution under 40 CFR Section 32.315.

14. COMPLIANCE REVIEW. At any time during this agreement, EPA may review CET's compliance with its obligations under this agreement. Such review may include an

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     examination of CET's books and records, employee interviews, or submission of documentation as may be appropriate. In the event a compliance review under this paragraph is to be conducted which will necessitate a site visit by EPA employees, the EPA Debarring Official shall notify CET of EPA's intent to conduct a review at least five (5) working days prior to such review.

15. INCORPORATION BY REFERENCE. CET agrees that OAM may unilaterally modify EPA Contract No. 68-W7-0016 to incorporate by reference any or all of the requirements contained in this agreement as it deems appropriate to the administration of that contract.

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Robert F. Meunier                            Date
Debarring Official


------------------------------------         --------------------------------
Steven Davis, President                      Date
CET Environmental Services, Inc.


     We, the undersigned officers and directors of CET, hereby sign this agreement as our acknowledgment of our obligations contained in paragraph 8 of this agreement. (Add others as appropriate)


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Name and Title                               Date


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Name and Title                               Date


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Name and Title                               Date


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Name and Title                               Date




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     examination of CET's books and records, employee interviews, or submission of documentation as may be appropriate. In the event a compliance review under this paragraph is to be conducted which will necessitate a site visit by EPA employees, the EPA Debarring Official shall notify CET of EPA's intent to conduct a review at least five (5) working days prior to such review.

15. INCORPORATION BY REFERENCE. CET agrees that OAM may unilaterally modify EPA Contract No. 68-W7-0016 to incorporate by reference any or all of the requirements contained in this agreement as it deems appropriate to the administration of that contract.


--------------------------------------       --------------------------------
Robert F. Meunier                            Date
Debarring Official


/s/ STEVEN H. DAVIS                          November 4, 1999
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Steven H. Davis, President                   Date
CET Environmental Services, Inc.

     We, the undersigned officers and directors of CET, hereby sign this agreement as our acknowledgment of our obligations contained in paragraph 8 of this agreement.


/s/ CRAIG C. BARTO                           November 4, 1999
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Craig C. Barto, Director                     Date


/s/ DALE W. BLECK                            November 4, 1999
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Dale W. Bleck, Interim Chief Financial       Date
   Officer, Assistant Secretary


/s/ DOUGLAS W. COTTON                        November 4, 1999
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Douglas W. Cotton, Executive Vice            Date
   President, Director

/s/ STEVEN H. DAVIS                          November 4, 1999
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Steven H. Davis, President, Chief            Date
   Executive Officer, Secretary,
   Director

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/s/ GEORGE PRATT                             November 4, 1999
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George Pratt, Director                       Date


/s/ ROBERT A. TAYLOR                         November 4, 1999
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Robert A. Taylor, Director                   Date